Exhibit 21.2

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
Subsidiaries of American Equity Investment Life Holding Company

State of Organization
Insurance Subsidiaries:
American Equity Investment Life Insurance Company	Iowa
American Equity Investment Life Insurance Company of New York	New York
Eagle Life Insurance Company	Iowa
AEL Re Vermont Inc.	Vermont
AEL Re Bermuda Ltd.	Bermuda
Noninsurance Subsidiaries:
AE Capital, LLC	Iowa
AEL Financial Services, LLC	North Carolina
AERL, L.C.	Iowa
American Equity Investment Properties, L.C.	Iowa
American Equity Capital Trust II	Delaware
BH JV (Berm FW) Multifamily Investors, LLC	Delaware
BH JV Multifamily Investors, LLC	Delaware
High Trestle Investment Management, LLC	Iowa
M-A LPI Holdings, LLC	Delaware
M-LPI Resort Holdings, LLC	Delaware
M-LPI Resort Owner, LLC	Delaware
NC Securities Holdco, LLC	North Carolina
North Wolf Bay Holdings, LLC	Delaware
PBH Stonecastle, LLC	Delaware
Residential Investment Trust	Delaware
Residential Investment Trust - Berm FW	Delaware
Residential Investment Trust II	Delaware
Residential Investment Trust III	Delaware
Residential Investment Trust III - Berm FW	Delaware
Residential Investment Trust III-E	Delaware
Residential Investment Trust III - Verm FW	Delaware
Residential Investment Trust IV	Delaware
Residential Investment Trust IV - Berm FW	Delaware
Residential Investment Trust V	Delaware
Stonecastle Apartments Holdings, LLC	Delaware
Vantage at Westover Owner, LLC	Delaware
Vantage at Westover Parent, LLC	Delaware